                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

       Filed by the Registrant [x]
       Filed by a Party other than the Registrant [ ]
       Check the appropriate box:
       [ ]    Preliminary Proxy Statement
       [x]    Definitive Proxy Statement
       [ ]    Definitive Additional Materials
       [ ]    Soliciting Materials Pursuant to ss.240.14a-11(C) or ss.240.14a-12

                        Ultradata Systems, Incorporated
       ........................................................................
               (Name of Registrant as Specified In Its Charter)

                        Ultradata Systems, Incorporated
       ........................................................................
                 (Name of Person(s) Filing Proxy Statement)


         1)   Title of each class of securities to which transaction applies:
                                      N/A
         ..................................................................

         2)   Aggregate number of securities to which transaction applies:
                                      N/A
         ..................................................................

         3) Price per unit or other underlying value of transaction pursuant to Exchange Act Rule 0-11. Set forth the amount on which the filing fee is calculated and state how it was determined.
                                      N/A
         ..................................................................

         4)   Proposed maximum aggregate value of transaction:
                                      N/A
         ..................................................................

         [X]  No fee required.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)   Amount Previously Paid:
                         N/A
         ......................................

         2)   Form, Schedule or Registration Statement No.:

         ......................................

         3)   Filing Party:

                         ULTRADATA SYSTEMS, INCORPORATED
--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 14, 1999
--------------------------------------------------------------------------------

          To the Holders of the Common Stock:
          PLEASE TAKE NOTICE, that the Annual Meeting of Stockholders of ULTRADATA SYSTEMS, INCORPORATED will be held on July 14, 1999 at 10:00 a.m., at The offices of Lewis, Rice & Fingersh, 500 N. Broadway, Suite 2000, St. Louis, Missouri.

          The purposes of the meeting are as follows:

          1. To elect six directors of the Company to serve until the next annual meeting of stockholders and until their successors are elected and qualify;
          2. To transact such other business as may properly be brought before the meeting.


          Stockholders of record as of the close of business on June 1, 1999 will be entitled to vote at said meeting.

          Enclosed is the 1998 Annual Report to Shareholders, along with a proxy statement and proxy. Stockholders who do not expect to attend the Annual Meeting are requested to sign and return the enclosed proxy in the enclosed envelope.

          By Order of the Board of Directors

          MARK L. PETERSON,
          Secretary
          June 7, 1999

          ULTRADATA SYSTEMS, INCORPORATED
          9375 Dielman Industrial Drive
          St. Louis, Missouri, 63132-2201

              ------------------------

          PROXY STATEMENT FOR HOLDERS OF COMMON STOCK


          This Proxy Statement is furnished to shareholders of ULTRADATA SYSTEMS, INCORPORATED (the "Company") in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Shareholders of the Company. Such meeting will be held on July 14, 1999, at 10:00 a.m. at the offices of Lewis, Rice & Fingersh, 500 N. Broadway, Suite 2000, St. Louis, Missouri for the purposes set forth in the Notice of Meeting. It is anticipated that this Proxy Statement and accompanying material will be mailed to shareholders on June 7, 1999.

          If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time up until the time when it is voted by the Proxy Committee. The proxy may be revoked by sending written revocation to the Proxy Committee or by making a proxy bearing a later date or by appearing and voting at the Annual Meeting.

          The proxy is in ballot form and each shareholder may indicate approval or disapproval as to the proposals identified in the proxy and accompanying Notice of Annual Meeting and as set forth and discussed in this Proxy Statement. The proposals will be presented by the Board of Directors of the Company. Where a choice is specified with respect to a proposal, the shares represented by the proxy will be voted in accordance with the specification made. Where a choice is not so specified, the shares represented by the proxy will be voted in favor of the proposal. The Proxy Committee appointed by the Board of Directors consists of Monte Ross and Steven H. Akre, Esq.

          VOTING SECURITIES OUTSTANDING
          Stockholders of record entitled to vote will be determined as of the close of business on June 1, 1999. At that date, there were outstanding and entitled to vote 3,409,993 shares of common stock of the Company (constituting the only class of stock outstanding and entitled to vote at the meeting). Each share of common stock entitles the holder thereof to one vote.

          The following table sets forth the beneficial ownership of outstanding shares of Common Stock of the Company as of June 1, 1999 by any person who, to the knowledge of the Company, owns beneficially more than 5% of the outstanding Common Stock, by each director of the Company, and by the directors and officers of the Company as a group. None of the persons identified below owns any securities of the Company other than the Common Stock listed below:

                                                Amount and
                                                Nature of             Percentage
              Name and Address of               Beneficial         of Outstanding
              Beneficial Owner (1)              Owner                  Shares (6)
            ----------------------             ------------        ----------------
                 NAME
            Monte Ross (2)                      606,500                   19.22%
                                                 shares of
                                                 record

            Mark L. Peterson (3)                180,705                    5.73%
                                                 shares of
                                                 record

            Ernest Clarke (4)                   159,552                    5.06%
                                                 shares of

                                                record

           Steven H. Akre Esq.(5)               3,496                     0.11%
                                               shares of
                                               record

           Bruce L. Miller                      2,872                     0.09%
                                               shares of
                                               record

           John J. Clancy                       3,692                     0.12%
                                               shares of
                                               record

                                             ------------             -----------
           All officers and directors
             as a group (6 persons)           956,817                    30.33%
                                             ============             ===========


          (1)The address of each of these shareholders is c/o Ultradata Systems, Incorporated, 9375 Dielman Industrial Drive, St. Louis, Missouri 63132
          (2)Includes 536,000 shares owned by the Monte Ross and Harriet J. Ross Living Trust. Mr. Ross and his wife share investment control over the trust; they may revoke it or amend it at will; and they receive all income from the trust during the life of either of them.
          (3)Includes 134,387 shares owned by the Mark L. Peterson and Ryia Peterson Living Trust and 8,318 owned by Ryia Peterson. Mr. Peterson and his wife share investment control over the trust; they may revoke it or amend it at will; and they receive all income from the trust during the life of either of them.
          (4)Includes 130,852 shares owned jointly by Mr. Clarke with his wife. Also includes 2,080 shares owned by children residing with Mr. Clarke.
          (5)Includes 3,120 shares owned by the G. Akre Irrevocable Trust, over which, Mr. Akre's wife has investment control.
          (6)In determining the percentage of outstanding shares, all presently exercisable options owned by the shareholder or the group are treated as having been exercised.

          ELECTION OF DIRECTORS
          (ITEM #1 ON THE PROXY CARD)
          Proxies solicited herein will be voted (unless authority is withheld) for the election, as directors of the Company, of the six nominees named in the following table, who will hold office until the Annual Meeting to be held in 2000 and until their respective successors are elected and qualify. Management has no reason to expect that any of the nominees will fail to be a candidate at the meeting and, therefore, does not at this time have in mind any substitute for any nominee. In the event that any nominee for director should be unavailable, it is intended that such shares will be voted for the substitute nominee or nominees as may be determined by the Board of Directors.
          In accordance with the laws of the State of Delaware and the Company's Certificate of Incorporation, the election of directors requires a plurality of the votes cast. Proxies and ballots marked "FOR all nominees," "WITHHOLD AUTHORITY to vote for all nominees," or specifying that votes be withheld for one or more designated nominees, or which are executed without specification of a choice (in which case they will be voted for all nominees), are counted to determine the total number of votes cast. Broker non-votes are not counted.
          The following table sets forth certain information regarding the nominees for director of the Company as of June 1, 1999:


        NAME                    AGE                      POSITION
Monte Ross                       67      President & Chief Executive Officer, Director
Mark L. Peterson                 42      Vice President-Engineering, Secretary, Director
Ernest Clarke                    59      Vice President-Government Projects, Director
Steven H. Akre Esq.              46      Director
Bruce L. Miller                  56      Director
John J. Clancy                   62      Director

          Directors hold office until the annual meeting of the Company's stockholders and the election and qualification of their successors. Officers hold office, subject to removal at any time by the Board, until the meeting of directors immediately following the annual meeting of stockholders and until their successors are appointed and qualified.
          Background of Directors and Executive Officers:
          MONTE ROSS founded the Company in 1986 and has served as its President and Chief Executive Officer since inception. Mr. Ross is a Fellow of the Institute of Electrical and Electronic Engineers and the past President of the International Laser Communication Society. Mr. Ross was awarded a Master of Science degree in Electrical Engineering by Northwestern University in 1962. He is the father-in-law of Mark L. Peterson, the Company's Vice President-Engineering.
          MARK L. PETERSON has been a Director of the Company since it was founded in 1986. He has served as the Company's Vice President of Engineering since 1988. He is responsible for the design of the Company's hand-held products. Mr. Peterson was awarded a Master of Science degree in Electrical Engineering by Washington University in 1980. He is the son-in-law of Monte Ross.
          ERNEST CLARKE has been employed as the Company's Vice President - Government Programs since 1990. His primary responsibility has been the development of custom test systems for organizations involved in government laser systems programs. Mr. Clarke was awarded a Master of Science degree in Electrical Engineering by Stanford University in 1966.
          STEVEN AKRE has served as a member of the Board of Directors and as the corporate counsel for the Company since it was founded. Mr. Akre is an attorney-at-law, with the firm of Lewis, Rice & Fingersh. Mr. Akre's specialization is in taxation and corporate mergers and acquisitions.
          BRUCE L. MILLER has been a Director of the Company since 1989. Since 1992 he has been employed as Chairman of the Board of CoreSource, Inc., located in Chicago, Illinois, which is engaged in the business of organizing and managing health care programs for employees and providers. Mr. Miller is presently a Director of Harris Bank Glencoe, which is a subsidiary of Harris Bank Corp. of Chicago.
          JOHN J. CLANCY joined the Company in 1995 to serve as a member of the Board of Directors. Mr. Clancy has served on the Board of Directors at Cimplex Corporation, Inc. in San Jose, and Engineering Software Research & Development, Inc. in St. Louis. Mr. Clancy was employed by McDonnell Douglas in a variety of positions progressing from Programmer, to Salesman, to Divisional President. Mr. Clancy was awarded a Bachelor of Science; Chemical Engineering: University of Illinois; Master of
  Science: The Johns Hopkins University; Master of Business Administration:
  Washington University - St. Louis; Master of Liberal Arts: Washington University - St. Louis; Doctor of Philosophy in History and Business:
  Washington University - St. Louis.
          The following table sets forth the names, ages, and positions with the Company of the Company's executive officers who are not nominees for the Board of Directors.


          NAME                       AGE              POSITION
          David Biernbaum            44     Vice President-Chief Operating Officer

          Leonard Missler            51     Vice President - Software Development

          Duane Crofts               61     Vice President - Advanced Products

          Daniel Muehlemann          31     Vice President of Sales

          DAVID BIERNBAUM joined the Company in 1997 as Vice President and Chief Operating Officer. Prior to joining the Company, Mr. Biernbaum had twenty years experience in consumer products marketing, product development, sales management and finance.
          LEONARD MISSLER has served as Vice President - Software Development for the Company since 1990. His primary responsibility has been the development of software for the Company's hand-held products the Company. Mr. Missler was awarded a Master of Science degree in Electrical Engineering by Washington University in 1970.
          DUANE CROFTS joined the Company as Vice President - Advanced Products in 1994. Mr. Crofts was awarded a Bachelor of Science degree in Mechanical Engineering by the University of Missouri at Rolla.
          DANIEL B. MUEHLEMANN joined the Company in October 1996 as Vice President of Sales. Mr. Muehlemann holds a Bachelor's degree in Communications from Southwest Missouri State University.

          COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT All of the officers failed to file on a timely basis one report, covering one transaction, on Form 4 during 1998 by Section 16(a) of the Exchange Act.

          COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS The Company's Board of Directors has a standing Audit Committee. The members of the Board who served on the Audit Committee during the Company's last fiscal year are Steven
  H. Akre, Bruce L. Miller and John J. Clancy. The Committee met once during such fiscal year, which ended December 31, 1998. The functions of the Committee include the recommendation to the Board of independent auditors for the annual audit of the Company, and the discussion and review of the audit work with the auditors so appointed. The Company has no Nominating Committee or Compensation Committee.

          The Board of Directors met four (4) times during the last fiscal year. No director failed to attend at least 75% of the meetings.

          COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
          SUMMARY COMPENSATION TABLE
          The following table sets forth all compensation awarded to, earned by, or paid by the Company to the following persons for services rendered in all capacities to the Company during each of the fiscal years ended December 31, 1998, 1997, and 1996:
          (1)  the Registrant's Chief Executive Officer, and
          (2) each of the other executive officers whose total salary and bonus for the fiscal year ended December 31, 1997 exceeded $100,000.

                                                 ANNUAL                   LONG-TERM
                                              COMPENSATION              COMPENSATION
Name & Position                       Year           Salary           Bonus      Other      Options
                                                                              (1)
Monte Ross,                           1998        $ 154,999       $       -   $    6,000    (2)
President                             1997        $ 130,000       $       -   $    5,000    (3)
                                      1996        $ 114,404       $  14,000   $    3,000    (4)



David Biernbaum,                      1998        $ 122,803       $       -   $        -    (5)
Vice President & COO                  1997        $  23,077       $       -   $        -    (6)
                                      1996        $       -       $       -   $        -



          (1) Includes premium payments for a life insurance policy on Mr. Ross, with his estate as beneficiary.
          (2) During 1998 the Board's Stock Option Committee awarded Mr. Ross options to purchase an additional 6,000 shares of Common Stock at an exercise price of $3.00.
          (3) During 1997 the Board's Stock Option Committee awarded Mr. Ross options to purchase an additional 12,500 shares of Common Stock at an exercise price of $5.75.
          (4) During 1996 the Board's Stock Option Committee awarded Mr. Ross options to purchase an additional 15,000 shares of Common Stock at an exercise price of $7.39.
          (5) During 1998 the Board's Stock Option Committee awarded Mr. Biernbaum options to purchase an additional 5,000 shares of Common Stock at an exercise price of $3.00.
          (6) During 1997, the Board's Stock Option Committee granted Mr. Biernbaum options to purchase 17,500 shares of Common Stock at an exercise price of $7.00 upon joining the Company in October 1997, and options to purchase an additional 10,000 shares at an exercise price of $5.75.

          EMPLOYMENT AGREEMENTS

          Messrs. Ross, Peterson and Clarke and Biernbaum have individual employment agreements with the Company beginning September 1, 1994. Except as noted herein, the terms of the employment agreements are substantially identical. The agreements are scheduled to terminate on October 31, 1999. The agreements provide for base salaries, which are adjusted annually by the Board of Directors. If the majority of the Board cannot agree as to a level of salary adjustment, the salary will increase by 10% for Mr. Clark and Peterson and 5% for Mr. Ross and Mr. Biernbaum. The employment agreements restrict each officer from competing with the Company for one year after the termination of his employment unless that employee establishes that his employment by a competitor will not involve the use of any information which is considered confidential by the Company.

          COMPENSATION OF DIRECTORS.

          The Directors of the Company who are not officers receive $500 per meeting and are reimbursed for out-of-pocket expenses incurred on the Company's behalf.

          STOCK OPTION AWARDS

          The following tables set forth certain information regarding the stock options or warrants acquired by the Company's Chief Executive Officer and Chief Operating Officer during the year ended December 31, 1998 and those options held by them on December 31, 1998. There were no options exercised in 1998.

     OPTION GRANTS IN CURRENT FISCAL YEAR

                                              Percent
                                              of total
                                              options                                         Potential realizable
                             Number of        granted                                         value at assumed
                             securities       to                                              annual rates of
                             underlying       employees       Exercise                        Appreciation
                             option           in fiscal       price          Expiration       for option term
     Name                    granted          year            ($/share)      Date                   5%             10%
     ------------------------------------------------------------------------------------------------------------------------
     Monte Ross                   6,000              2%           $3.00         11/30/05         $  4,973       $  10,989
     Monte Ross                  57,500             21%           $4.00          3/31/05         $ 63,545       $ 140,417
     David Biernbaum              5,000              2%           $3.00         11/30/05         $  4,144       $   9,158


     David Biernbaum             27,500             10%           $4.00          3/31/05         $ 30,391       $  67,156


     AGGREGATED FISCAL YEAR OPTION VALUES


                             Number of securities underlying
                             unexercised options at fiscal                   Value of unexercised in-the-money
     Name                    year-end (#)                                    options at fiscal year-end
     -----------------------------------------------------------------------------------------------------------
     Monte Ross                                     63,500                                                  $  -
     David Biernbaum                                32,500                                                  $  -


          OPTIONS REPRICED
  On April 1, 1998, the Board of Directors authorized the cancellation of 235,892 options, of which 189,192 were held by executive management and directors. The options which were cancelled were issued at exercise prices between $5.00 and $7.82 per share. New options for 235,892 shares at were issued, on April 1, 1998, of $4.00 per share. Included among the repriced options were 57,500 granted to Monte Ross and 27,500 granted to David Biernbaum, which are identified in the table above titled "Option Grants in Current Fiscal Year". The market price of the Company's stock, had decreased and the repricing of certain options held by executive officers, directors and key Company personnel was made to maintain the incentive potential of such options.

          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
          Leonard Missler, Vice President - Software Development, has a Royalty Agreement with the Company dated September 14, 1989. The Agreement terminates on September 13, 2009. Mr. Missler specifies in the Agreement that he will keep confidential all of the Company's information regarding its technology and products. In exchange, the Agreement provides that the Company will pay Mr. Missler a royalty equal to 1% of net sales of the Company's ROAD WHIZ(TM) products and 1/2% of net sales of other products incorporating the ROAD WHIZ(TM) database. During the three years ended December 31, 1998, royalty expense totaling $53,752 $116,480 and $55,540, respectively, were recognized.
          Steven H. Akre, Esquire, a member of the Company's Board of Directors, has performed legal services as general counsel for the Company since its inception. During 1998, 1997 and 1996, The firm of Lewis, Rice and Fingersh, with which Mr. Akre is affiliated as partner, was paid $103,984, $44,557 and $20,219, respectively, for legal services.


          TRANSACTION OF OTHER BUSINESS.
          As of the date of this Proxy Statement, Management has no knowledge of any business which will be presented for consideration at the meeting other than that described above. Should any other matter come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.


          SHAREHOLDER PROPOSALS.
          In order for shareholder proposals intended to be presented at the 2000 Annual Meeting of Shareholders to be eligible for inclusion in the Company's Proxy Statement and the form of proxy for such meeting, they must be received by the Company at its principal offices in St. Louis prior to February 8, 2000.

          SOLICITATION OF PROXIES
          The entire expense of preparing, assembling and mailing this Proxy Statement, the form of proxy and other material used in the solicitation of proxies will be paid by the Company. In addition to the solicitation of proxies by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to their principals, and the Company will reimburse them for expenses in so doing. To the extent necessary in order to insure sufficient representation, officers and other regular employees of the Company, who will not be additionally compensated therefor, may request the return of proxies personally, by telephone or telegram. The extent to which this will be necessary depends on how promptly proxies are received, and shareholders are urged to send their proxies without delay.
          By Order of the Board of Directors

          MONTE ROSS
          Chairman
          Dated:  St. Louis, Missouri
          June 7, 1999

                                                         PROXY



                  ULTRADATA SYSTEMS, INCORPORATED

                  SOLICITED BY THE BOARD OF DIRECTORS

                  For use at the July 14, 1999 Annual Meeting

                  The undersigned hereby appoints Monte Ross and Steven H. Akre as Proxies and each with power of substitution, who shall be present at the meeting to vote all of the shares of the undersigned as follows regarding the election of directors:
          (1)  ELECTION OF DIRECTORS

          _____   FOR all nominees listed       _____  WITHHOLD AUTHORITY
                  below (except as indicated           to vote for all
                  to the contrary below)               nominees listed
                                                       below

          Nominees: Monte Ross, Mark L. Peterson, Ernest Clarke, Steven H. Akre, Bruce Miller, John J. Clancy.
          (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)

--------------------------------------------------------------------------------

  and in their discretion upon such other business as may be properly brought before the Annual Meeting of Stockholders of ULTRADATA SYSTEMS, INCORPORATED to be held at The offices of Lewis, Rice & Fingersh, 500 N. Broadway, Suite 2000, St. Louis, MO at 10:00 a.m. local time, on July 14, 1999 and any adjournments thereof.
  This proxy revokes all prior proxies given by the undersigned.
          (Continued on the reverse side)

          UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE MANAGEMENT SLATE OF DIRECTORS.

          Date:_________________________


          Signature:____________________


          Print Name:___________________


          Signature:____________________
          (if jointly held)

          IMPORTANT: Please sign exactly as name appears here. Joint owners should both sign. When signing as executor, trustee, guardian, attorney or officer of a corporation, give title as such. If a partnership, please sign in partnership name.
          PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY IN THE ENCLOSED ENVELOPE.